    As filed with the Securities and Exchange Commission on January 4, 1995.

                                                    Registration No. 33-_______

- -------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                             ----------------------

                                    FORM S-8

                             Registration Statement

                        Under the Securities Act of 1933

                             ----------------------

                              EMERSON ELECTRIC CO.
- -------------------------------------------------------------------------------
             (Exact name of registrant as specified in its charter)

               MISSOURI                                  43-0259330
- --------------------------------------     ------------------------------------
   (State or other jurisdiction of                    (I.R.S. Employer
  of incorporation or organization)                  Identification No.)

    8000 West Florissant Avenue
    St. Louis, Missouri                                     63136
- --------------------------------------     ------------------------------------
     (Address of Principal                                (Zip Code)
       Executive Offices)

                        EMPLOYEE SAVINGS INVESTMENT PLAN
- -------------------------------------------------------------------------------
                            (Full title of the plan)

                              Harley M. Smith, Esq.
                Assistant Secretary and Assistant General Counsel
                              Emerson Electric Co.
                           8000 West Florissant Avenue
                            St. Louis, Missouri 63136
- -------------------------------------------------------------------------------
                     (Name and address of agent for service)

                                 (314) 553-2431
- -------------------------------------------------------------------------------
          (Telephone number, including area code, of agent for service)


                                       CALCULATION OF REGISTRATION FEE
============================================================================================================
                                                        Proposed maximum   Proposed maximum      Amount of
     Title of securities              Amount to be      offering price    aggregate offering   registration
       to be registered                registered       per share <F1>      price <F1> <F2>         fee
- -------------------------------  ---------------------  ----------------  ------------------  --------------

Common Stock $1.00 par value     1,000,000 shares <F3>      $62.5625         $62,562,500          $21,574

Preferred Share Purchase Rights  1,000,000                     N/A                N/A                N/A

============================================================================================================

- ----------

<F1>     Calculated pursuant to Rule 457(h) of the Securities Act of 1933, as amended, on the basis of the average of the high and low prices for shares of Common Stock reported on the New York Stock
         Exchange as of December 30, 1994.

<F2>     Each share of Common Stock issued also currently represents one Preferred Share Purchase Right.
         Preferred Share Purchase Rights cannot currently trade separately from the underlying Common Stock and therefore do not carry a separate price or necessitate an additional registration fee.

<F3>     Plus such additional shares as may be issued pursuant to anti-dilution provisions.


         IN ADDITION, PURSUANT TO RULE 416(C) UNDER THE SECURITIES ACT OF 1933, THIS REGISTRATION STATEMENT ALSO COVERS AN INDETERMINATE AMOUNT OF INTERESTS TO BE OFFERED OR SOLD PURSUANT TO THE PLAN.

         This Registration Statement registers additional securities of the same class as other securities for which a registration statement filed on this form relating to the same employee benefit plan is effective. Consequently, pursuant to General Instruction E of Form S-8, the contents of the Registration Statement on Form S-8 filed by Emerson Electric Co. and the Employee Savings Investment Plan, Registration No. 33-24034, are incorporated by reference into this Registration Statement.

                                   SIGNATURES

         The Registrant. Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the County of St. Louis, State of Missouri on January 3, 1995.

                                          EMERSON ELECTRIC CO.

                                          By:     /s/ H. M. Smith
                                                  -----------------------------
                                                  Assistant Secretary and
                                                  Assistant General Counsel

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on January 3, 1995.

             Signature                                     Title
- --------------------------------------     ------------------------------------

                 *                         Director
- --------------------------------------
(J. J. Adorjan)

                 *                         Director
- --------------------------------------
(L. L. Browning, Jr.)

                 *                         Director
- --------------------------------------
(A. A. Busch III)

                 *                         Director
- --------------------------------------
(D. C. Farrell)

                 *                         Director
- --------------------------------------
(J. A. Frates)

                 *                         Director
- --------------------------------------
(R. B. Horton)

                 *                         Chairman, Chief Executive
- --------------------------------------     Officer and Director
(C. F. Knight)

                 *                         Director
- -------------------------------------
(G. A. Lodge)

                 *                         Director
- -------------------------------------
(R. B. Loynd)

                 *                         Director
- -------------------------------------
(B. A. Schriever)

                 *                         Director
- -------------------------------------
(R. W. Staley)

                 *                         Director
- -------------------------------------
(A. E. Suter)

                 *                         Director
- -------------------------------------
(W. M. Van Cleve)

                 *                         Director
- -------------------------------------
(E. F. Williams, Jr.)

/s/ W. J. Galvin                           Senior Vice President-
- -------------------------------------      Finance and Chief
(W. J. Galvin)                             Financial Officer
                                           (principal accounting
                                           officer)

*By      /s/ H. M. Smith
         ----------------------------
         (Harley M. Smith)
         Attorney-In-Fact


         The Plan. Pursuant to the requirements of the Securities Act of 1933, the Plan has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the County of St. Louis, State of Missouri, on January 3, 1995.

                                          EMPLOYEE SAVINGS INVESTMENT PLAN

                                          By:     /s/ C. W. Groennert
                                                  -----------------------------
                                                  C. W. Groennert
                                                  Plan Administrator

                                  EXHIBIT INDEX

Exhibit
Number                            Description
- -------  ----------------------------------------------------------------------
5        Opinion of Harley M. Smith.

23.1     Consent of KPMG Peat Marwick LLP.

23.2     Consent of KPMG Peat Marwick LLP.

23.3     Consent of Harley M. Smith.
         (contained in Exhibit 5)

24       Power of Attorney.